SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                             (AMENDMENT NO.___)

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12.


                           TRANS-LUX CORPORATION
------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)
------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
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     (2)  Aggregate number of securities to which transaction  applies:
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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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     (1)  Amount Previously Paid:
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



                            TRANS-LUX CORPORATION
                             110 Richards Avenue
                       Norwalk, Connecticut  06856-5090
                       --------------------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 29, 2003
                       --------------------------------

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of TRANS-LUX CORPORATION will be held at the Office of the Corporation, 110 Richards Avenue, Norwalk, Connecticut, on Thursday, May 29, 2003 at 3:00 P.M. local time for the following purposes:

      1. To elect three directors to serve for a term of three years, in each case until their successors shall be elected and shall have qualified;

      2. To consider and act upon a proposal to recommend to the Board of Directors the retention of Deloitte & Touche LLP as the Corporation's independent auditors for the ensuing year; and

      3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

      The close of business on March 31, 2003 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the Meeting.

                                        By Order of the Board of Directors,



                                                Angela D. Toppi
                                              Corporate Secretary
Dated:  Norwalk, Connecticut
        March 31, 2003

--------------------------------------------------------------------------------

Please mark, date, sign and return promptly the enclosed proxy so that your shares may be represented at the Meeting. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

--------------------------------------------------------------------------------

                            TRANS-LUX CORPORATION
                             110 Richards Avenue
                       Norwalk, Connecticut  06856-5090
                       --------------------------------

                               PROXY STATEMENT

      This statement is furnished in connection with the solicitation by the Board of Directors of TRANS-LUX CORPORATION (hereinafter called the "Corporation") of proxies in the accompanying form to be used at the Annual Meeting of the Stockholders of the Corporation to be held on Thursday, May 29, 2003, and at any adjournment thereof, for the purposes set forth in the accompanying notice of the Meeting. It is intended that this Statement and the proxies solicited hereby be mailed to stockholders no later than April 22, 2003. A stockholder who shall sign and return a proxy in the form enclosed with this statement has the power to revoke it at any time before it is exercised by giving written notice of revocation or a proxy of later date and returning it to the Corporation, Attention: Secretary, or by voting in person at the Meeting. Proxies properly executed and received in time for the Meeting will be voted.

      The close of business on March 31, 2003 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the Meeting. There were outstanding as of the close of business on March 31, 2003 and entitled to notice of and to vote at the Meeting 973,243 shares of Common Stock and 287,505 shares of Class B Stock. Each outstanding share of Common Stock is entitled to one vote on all matters voted on at the Meeting and each outstanding share of Class B Stock is entitled to ten votes on all matters voted on at the Meeting. The holders of Common Stock and Class B Stock vote together on all the proposals.

      Unless otherwise specified, the proxies in the accompanying form will be voted in favor of all of the proposals set forth in the Notice of Annual Meeting. In the discretion of the proxyholders, the proxies will also be voted for or against such other matters as may properly come before the Meeting. The Board of Directors is not aware that any other matters are to be presented for action at the Meeting.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                   OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth information as of March 31, 2003 (or such other date specified) with respect to the beneficial ownership of the Corporation's Class B Stock and Common Stock or shares acquirable within 60 days of such date by (i) each person known by the Corporation to own more than 5% of the Corporation's outstanding Class B Stock and/or Common Stock and who is deemed to be such beneficial owner of the Corporation's Class B Stock and Common Stock under Rule 13d-3(a)(ii); (ii) each person who is a director of the Corporation; (iii) each named executive in the Summary Compensation Table; and
(iv) all persons as a group who are executive officers and directors of the Corporation, and as to the percentage of outstanding shares held by them on that date.

                                                                   Amount                 Percent
                                                                Beneficially   Percent     of All
Name, Status and Mailing Address               Title of Class      Owned       of Class   Classes
--------------------------------               --------------      -----       --------   --------

Richard Brandt............................      Class B Stock    123,195 (1)    42.85%      9.77%
Chairman of the Board of Directors and           Common Stock     19,636 (1)     1.98%      1.53%
beneficial owner of more than 5% of the
Corporation's Class B Stock
110 Richards Avenue
Norwalk, CT  06856-5090

Franklin Resources, Inc...................       Common Stock    981,874 (2)    50.22%     43.78%
Beneficial owner of more than 5% of the
Corporation's Common Stock
One Franklin Parkway
San Mateo, CA  94403-1906

Gabelli Funds, LLC........................       Common Stock    268,416 (3)    23.56%     18.81%
Beneficial owner of more than 5% of the
Corporation's Common Stock
One Corporate Center
Rye, NY  10580-1434

Matthew Brandt............................      Class B Stock     41,700        14.50%      3.31%
Director, Executive Vice President and           Common Stock     11,980 (4)     1.22%        *
beneficial owner of more than 5% of the
Corporation's Class B Stock
110 Richards Avenue
Norwalk, CT  06856-5090

Thomas Brandt.............................      Class B Stock     41,700        14.50%      3.31%
Director, Executive Vice President,              Common Stock     11,354 (5)     1.15%        *
Co-Chief Executive Officer and beneficial
owner of more than 5% of the Corporation's
Class B Stock
110 Richards Avenue
Norwalk, CT  06856-5090

                                       2

                                                                    Amount                 Percent
                                                                 Beneficially   Percent     of All
Name, Status and Mailing Address               Title of Class       Owned       of Class   Classes
--------------------------------               --------------       -----       --------   --------

Steven Baruch.............................       Common Stock      1,600 (6)        *          *
Director
110 Richards Avenue
Norwalk, CT  06856-5090

Howard M. Brenner.........................       Common Stock      2,500 (7)        *          *
Director
465 Park Avenue
New York, NY  10022

Jean Firstenberg..........................       Common Stock      1,420 (6)        *          *
Director
110 Richards Avenue
Norwalk, CT  06856-5090

Robert B. Greenes.........................       Common Stock      2,500            *          *
Director
110 Richards Avenue
Norwalk, CT  06856-5090

Gene Jankowski............................       Common Stock      3,500 (6)        *          *
Director
110 Richards Avenue
Norwalk, CT  06856-5090

Victor Liss...............................      Class B Stock      9,728          3.38%        *
Vice Chairman of the Board and Consultant        Common Stock     11,620 (8)      1.19%        *
110 Richards Avenue
Norwalk, CT  06856-5090

Howard S. Modlin..........................      Class B Stock      8,751 (9)      3.04%        *
Director                                         Common Stock      1,000 (9)        *          *
445 Park Avenue
New York, NY  10022-2606

Michael R. Mulcahy........................       Common Stock     24,803 (10)     2.49%      1.93%
Director, President and Co-Chief
Executive Officer
110 Richards Avenue
Norwalk, CT  06856-5090

Karl P. Hirschauer........................       Common Stock      3,129 (11)       *          *
Senior Vice President
110 Richards Avenue
Norwalk, CT  06856-5090

Thomas F. Mahoney.........................       Common Stock      1,000 (12)       *          *
Senior Vice President
110 Richards Avenue
Norwalk, CT  06856-5090

All directors and executive officers......      Class B Stock    225,074 (13)    78.29%     17.85%
as a group (15 persons)                          Common Stock    100,292 (13)     9.55%      7.50%

_____________________
                                       3


(1) The amount includes 4,232 shares of Class B Stock owned by Mrs. Brandt, 12,500 shares of Common Stock acquirable upon exercise of stock options, and 7,136 shares of Common Stock acquirable upon conversion of $100,000 principal amount of the Corporation's 7 1/2% Convertible Subordinated Notes due 2006 (the "Notes").

(2)  Based on Schedule 13G, Amendment No. 3, dated February 12, 2003 by
     Franklin Resources, Inc., a parent holding company, Charles B. Johnson and Rupert
     H. Johnson, Jr., principal shareholders of said company and Franklin
     Advisers, Inc., an investment adviser.  The amount includes 981,874 shares of Common Stock acquirable upon conversion of $13,759,000 principal amount of the Notes beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries of Franklin Resources, Inc., each of which is a registered investment advisor and which have all voting and investment power over the Notes.

(3) Based on Schedule 13D, Amendment No. 37 dated May 31, 2002 by Gabelli Funds, LLC, parent holding company and registered investment adviser, the amount includes 165,916 shares of Common Stock acquirable upon conversion of $2,325,000 principal amount of the Notes. All securities are held as agent for the account of various investment company fund accounts managed by such reporting person. Except under certain conditions, Gabelli Funds, LLC has sole voting power and sole dispositive power over such shares.

(4) The amount includes 11,500 shares of Common Stock acquirable upon exercise of stock options. Mr. M. Brandt is Mr. R. Brandt's son.

(5) The amount includes 10,000 shares of Common Stock acquirable upon exercise of stock options. Mr. T. Brandt is Mr. R. Brandt's son.

(6) The amount includes 1,000 shares of Common Stock acquirable upon exercise of stock options.

(7) The amount includes 1,500 shares of Common Stock acquirable upon exercise of stock options.

(8) The amount includes 1,500 shares of Common Stock acquirable upon exercise of stock options, and 714 shares of Common Stock acquirable upon conversion of $10,000 principal amount of the Notes.

(9) The amount includes 5,939 shares of Class B Stock owned by Mr. Modlin's immediate family or held in trust for Mr. Modlin's immediate family, and 1,000 shares of Common Stock acquirable upon exercise of stock options.

(10) The amount includes 21,500 shares of Common Stock acquirable upon exercise of stock options.

(11) The amount includes 2,500 shares of Common Stock acquirable upon exercise of stock options.

(12) The amount includes 900 shares of Common Stock acquirable upon exercise of stock options.

(13) The amount includes 10,171 shares of Class B Stock set forth in footnotes 1 and 9 above, 7,850 shares of Common Stock acquirable upon conversion of the Notes set forth in footnotes 1 and 8 above, and 68,539 shares of Common Stock which members of the group have the right to acquire by exercise of stock options (including director stock options).

  *  Less than 1%


                            ELECTION OF DIRECTORS

      The Board of Directors of the Corporation is divided into three classes with the term of office of one of the three classes of directors expiring each year and with each class being elected for a three-year term. Three directors are to be elected at the May 29, 2003 Annual Meeting for a three-year term, and until their successors have been elected and qualified. Messrs. Steven Baruch and Howard M. Brenner nominated for election as directors for a three-year term were each elected a director of the Corporation at the 2000 Annual Meeting of Stockholders and Mr. Thomas Brandt was elected for the balance of a three-year term by the Board of Directors on December 5, 2000.

      Set forth opposite the name of the nominees and each director is their principal occupation for the past five years, age, the name and principal business of any corporation or other organization in which such employment is carried on, certain other directorships held, the year first elected as a director and the year in which the term of office for which they are a nominee or the term of office of such person will expire.

      Management has no reason to believe that the nominees are not available or will not serve if elected, but if a nominee should not become available to serve as a director, full discretion is reserved to the persons named as proxies to vote for such other persons as may be nominated. Proxies will be voted "FOR" the nominees unless the stockholder specifies otherwise.

                                                                            First
                                                                            Became     Term
     Name and Age          Principal Occupation and Other Directorships    Director   Expires
     ------------          --------------------------------------------    --------   -------

                                NOMINEES - THREE-YEAR TERM

Steven Baruch; 64 .......  Executive Vice President of Presidential          1994       2006
                           Realty Corporation; Producer of plays and
                           musicals including Driving Miss Daisy,
                           Angels in America, Love Letters, Smokey
                           Joe's Cafe, The Producers, Hairspray and the
                           most recent Broadway revivals of Damn
                           Yankees, A Funny Thing Happened on the
                           Way to the Forum and The Sound of Music

Thomas Brandt; 39 .......  Executive Vice President and Co-Chief             2000       2006
                           Executive Officer of Trans-Lux Corporation
                           and its Entertainment Subsidiaries; formerly
                           Senior Vice President and Vice President of
                           Trans-Lux Corporation and its Entertainment
                           Subsidiaries

                                       5

Howard M. Brenner; 69 ...  Senior Advisor of MLGA Holding, Inc.;             1997       2006
                           Director of Interep National Radio Sales, Inc.;
                           formerly Chairman and Chief Executive
                           Officer of HCFP Brenner Securities LLC;
                           formerly President of Brenner Securities;
                           formerly Senior Vice President of
                           Loewenbaum & Company Incorporated, Vice
                           Chairman of Southcoast Capital Corporation
                           which changed its name to Loewenbaum &
                           Company Incorporated; formerly President of
                           Drexel Burnham Lambert Incorporated;
                           formerly member of Board of Governors of
                           the American Stock Exchange and District 10
                           Committee (NY) National Association of
                           Securities Dealers Inc.

                           DIRECTORS - TWO-YEAR REMAINING TERM

Matthew Brandt; 39 ......  Executive Vice President of Trans-Lux             2000       2005
                           Corporation, President of Trans-Lux
                           Corporation's Entertainment Subsidiaries,
                           except Chairman of Trans-Lux Cinema
                           Consulting Corporation, and Vice Chairman
                           of the Executive Committee of Trans-Lux
                           Corporation; Director of the National
                           Association of Theatre Owners; formerly
                           Senior Vice President and Vice President
                           of Trans-Lux Corporation and its
                           Entertainment Subsidiaries

Robert B. Greenes; 82 ...  Chairman of the Executive Committee of            1971       2005
                           Trans-Lux Corporation; Chairman of
                           National Oilheat Research Alliance;
                           President of Petroconsult, Inc.;
                           President of East Coast Energy Council;
                           formerly President and Chief
                           Executive Officer of Public Fuel Service Inc.
                           and all of its subsidiaries

Howard S. Modlin; 71 ....  Attorney and President of the firm Weisman        1975       2005
                           Celler Spett & Modlin, P.C.; Director of
                           Fedders Corporation and Chairman of General
                           DataComm Industries, Inc.

Michael R. Mulcahy; 54 ..  President and Co-Chief Executive Officer of       2002       2005
                           Trans-Lux Corporation and its communication
                           subsidiaries; formerly Executive
                           Vice President of Trans-Lux Corporation

                                       6

                           DIRECTORS - ONE-YEAR REMAINING TERM

Richard Brandt; 75 ......  Chairman of the Board and Consultant to           1954       2004
                           Trans-Lux Corporation; Director of
                           Presidential Realty Corporation; Chairman
                           Emeritus and Trustee of the American Film
                           Institute; Trustee and Treasurer of The
                           College of Santa Fe

Jean Firstenberg; 67 ....  Director and Chief Executive Officer of the       1989       2004
                           American Film Institute; Trustee of Boston
                           University

Gene Jankowski; 68 ......  Chairman of Jankowski Communications              1994       2004
                           System, Inc.; Advisor Managing Director of
                           Veronis Suhler & Associates Inc.; Director
                           of TV Azteca; Co-Chairman of St. Vincent's
                           College; Trustee of St. Vincent's Medical
                           Center; formerly President and Chairman of
                           the CBS Broadcast Group; Chairman Emeritus
                           of the American Film Institute

Victor Liss; 66 .........  Vice Chairman of the Board and Consultant         1988       2004
                           to Trans-Lux Corporation; Director of
                           Anthem, Inc.; Trustee of Norwalk Hospital;
                           formerly President and Chief Executive
                           Officer of Trans-Lux Corporation

            EXECUTIVE COMPENSATION AND TRANSACTIONS WITH MANAGEMENT

Compensation of Executive Officers

      The following Summary Compensation Table sets forth the compensation paid or awarded for each of the three years in the period ended December 31, 2002 to the Chief Executive Officer and the Corporation's four other most highly compensated executive officers.

                          SUMMARY COMPENSATION TABLE

                                                                                  Long Term
                                                 Annual Compensation             Compensation
                                        ---------------------------------------  ------------     All Other
                                                                  Other Annual      Options       Compensation
Name and Principal Position       Year  Salary ($)  Bonus ($)  Compensation ($)   Granted (#)      ($) (1)
---------------------------       ----  ----------  ---------  ----------------   -----------      -------
Michael R. Mulcahy .............  2002   270,228     17,854       1,350              - -           14,668
President and Co-Chief Executive  2001   248,887     21,541        - -               - -           14,409
Officer, former Executive Vice    2000   241,057      - -          - -               - -           14,340
President (2)

Thomas Brandt ..................  2002   158,159      7,141       4,000              - -             - -
Executive Vice President and Co-  2001   135,756      2,949       4,000              - -             - -
Chief Executive Officer, former   2000   132,308      - -           450              - -             - -
Senior Vice President of
Entertainment Subsidiaries (2)

Matthew Brandt .................  2002   155,364     21,157       7,750              - -             - -
Executive Vice President, former  2001   135,756      2,949       4,000              - -             - -
Senior Vice President of          2000   132,308      - -           450              - -             - -
Entertainment Subsidiaries (2)

Thomas F. Mahoney ..............  2002   157,924      3,125        - -               - -             - -
Senior Vice President of Sales    2001   144,339      2,813        - -               - -             - -
                                  2000   149,936      - -          - -               - -             - -

Karl P. Hirschauer .............  2002   140,117      1,563        - -               - -             - -
Senior Vice President of          2001   136,298      2,813        - -               - -             - -
Engineering                       2000   130,462      - -          - -               - -             - -
____________________

(1) There are no restricted stock awards, stock appreciation rights or deferred long-term incentive payouts. The amounts reflected for Mr. Mulcahy represent split dollar life insurance premiums.
(2) Other annual compensation for Messrs. M. Mulcahy, T. Brandt, and M. Brandt includes directors fees.

      During the year ended December 31, 2002, Victor Liss, former President and Chief Executive Officer, received a salary of $78,077 and was awarded a bonus of $6,249, through April 1, 2002, the date of his retirement.

Compensation Committee Report

      All matters concerning executive compensation for Messrs. Mulcahy and T. Brandt, Co-Chief Executive Officers and other executive officers are considered by the Corporation's Compensation Committee. The salary levels are intended to be consistent with competitive practice and level of performance. In determining the total compensation to be paid to the Chief Executive Officers and all other executive officers, the Compensation Committee considers management's recommendations based upon past salary levels, contractual obligations where applicable, experience, capability, duties, normal salary increase levels in past years, and the Corporation's and respective individual's performance during the last fiscal year. The Chief Executive Officers' compensation is based upon the above factors and included bonuses as described in the section on Employment Agreements.

      This Compensation Committee Report has been respectively submitted by Compensation Committee members Howard S. Modlin, Jean Firstenberg, Robert B. Greenes and Gene Jankowski.

Audit Committee Report

      The Audit Committee is comprised of three directors who are not officers or employees of the Corporation (Ms. Firstenberg and Messrs. Greenes and Jankowski) and who are independent as defined in Section 121 of the American Stock Exchange listing standards, plus Mr. Modlin, ex officio. During the year 2000, the Audit Committee adopted a formal written charter.

      The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2002 ("Fiscal Year") with management of the Corporation; the Audit Committee has also discussed with the Corporation's independent accountants, Deloitte & Touche LLP, the matters required to be discussed by generally accepted auditing standards (Codification of Statement on Auditing Standards, AU 380) as may be amended or supplemented. In addition, the Audit Committee has reviewed the written disclosures and the letter from the Corporation's independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented from time-to-time and has discussed with the independent accountants of the Corporation the independent accountant's independence.

      Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the Fiscal Year be included in the Corporation's Annual Report on Form 10-K for the Fiscal Year for filing with the Securities and Exchange Commission.

      This Audit Committee Report has been respectively submitted by Audit Committee members Jean Firstenberg, Robert B. Greenes and Gene Jankowski.

Retirement Plan and Supplemental Retirement Benefits

      A cash contribution of $835,600 ($671,600 for plan year 2002 and $164,000 for plan year 2001) for the individuals listed in the Summary Compensation Table and all other eligible employees to the Corporation's retirement plan for 2002 will be made by September 15, 2003. Under the supplemental retirement arrangement, with the retired Chief Executive Officer, Mr. Liss, the Corporation made payments totaling $332,000 in 2002 and accrued $50,000 for such benefits. During 2001, the Corporation recognized a benefit of $126,930 due to amendments to the pension plan and accrued $110,508 in 2000. Mr. Liss retired on April 1, 2002 as an employee and executive officer.

      The Corporation's retirement plan covers all salaried employees over age 21 with at least one year of service who are not covered by a collective bargaining agreement to which the Corporation is a party. The following table presents estimated retirement benefits payable at normal retirement date, which normally is age 65. The amounts shown include estimated Social Security benefits which would be deducted in calculating benefits payable under such Plan.

---------------------------------------------------------------------------
 Final Average Salary
for Highest Five of the          Estimated Annual Retirement Benefits
 Ten Years Preceding               Based on Credited Service Years
     Retirement
---------------------------------------------------------------------------
                            10        20        30        35       40
                         -------   -------   -------   -------   -------
      $100,000           $15,000   $30,000   $45,000   $52,500   $60,000
       125,000            18,750    37,500    56,250    65,625    75,000
       150,000            22,500    45,000    67,500    78,750    90,000
       200,000(1)         30,000    60,000    90,000   105,000   120,000(2)
----------------------------------------------------------------------------

As of January 1, 2003, Messrs. Mulcahy, Mahoney, Hirschauer, T. Brandt and M.
Brandt had 35, 35, 23, 16 and 16 years of credited service, respectively.
______________

(1)  $200,000 is the legislated annual cap on compensation.
(2) $160,000 is the maximum legislated annual benefits payable from a qualified pension plan.

Certain Transactions

      During the year 2002, $281,728 in fees for legal services rendered was paid by the Corporation to the law firm of which Mr. Modlin, a director of the Corporation, is the president.

Employment Agreements

      The Corporation has employment agreements with Messrs. Mulcahy, T.
Brandt and M. Brandt expiring on March 31, 2005, Mr. Mahoney expiring on May
31, 2005, and Mr. Hirschauer expiring on December 31, 2005. The agreements provide for annual compensation of $260,000 and $270,000 through March 31, 2004 and 2005, respectively, for Mr. Mulcahy; $175,000 and $190,000 through March
31, 2004 and 2005, respectively, for Mr. T. Brandt; $170,000 and $185,000 through March 31, 2004 and 2005, respectively, for Mr. M. Brandt; $122,500, $130,000 and $150,000 through May 31, 2003, 2004 and 2005, respectively, for Mr.
Mahoney, and $145,000, $152,000 and $160,000 through December 31, 2005 for Mr.
Hirschauer.

      Each agreement contains graduated bonus provisions based on the Corporation's defined pre-tax consolidated earnings, not to exceed $150,000 and $20,000 for Messrs. Mulcahy and Mahoney, respectively. Mr. T. Brandt's agreement provides for profit participation of 1 1/4%, 1 1/2% and 1 1/2% of the Corporation's defined pre-tax consolidated earnings for 2003, 2004 and 2005, respectively. Mr. M. Brandt's agreement provides for profit participation of 3/4 of 1%, 1% and 1% of the Corporation's defined pre-tax consolidated earnings for 2003, 2004 and 2005, respectively, plus a percentage of the Corporations theatrical cash flow. Mr. Mulcahy's agreement provides for sales override commissions and severance benefits. Mr. Mahoney's agreement provides for sales override commissions. Mr. Hirschauer's agreement provides for profit participation of 3/8 of 1% of the Corporation's defined pre-tax consolidated earnings for 2003, 2004 and 2005. Each agreement also contains varying disability and death benefits, and there are insurance benefits for Mr. Mulcahy. Messrs. Mulcahy, T. Brandt and M. Brandt have the right to cancel their agreements and receive lump sum payments of $1,200,000, $600,000 and $600,000, respectively, if there is a "change in control" as defined therein. The foregoing is a summary of the agreements and reference is made to the agreements, each of which has been filed with the Securities and Exchange Commission, for the full terms thereof.

      The Corporation has a consulting agreement with Mr. R. Brandt, Chairman of the Board, who no longer is an executive officer, expiring on December 31, 2010. The agreement, including Chairman's fees, provides for annual payments of $395,465, subject to cost of living adjustments. The agreement contains graduated bonus provisions based on the Corporation's defined pre-tax consolidated earnings, not to exceed $130,429, subject to cost of living adjustments. The agreement provides for profit participations of 1 1/2% of the Corporation's defined pre-tax consolidated earnings and also contains disability, death and insurance benefits. If there is a "change in control" as defined therein, and the Corporation fails to elect Mr. R. Brandt to his present position, he has the right to receive the payments for the balance of the term of his agreement, including certain lump sum payments thereof. In addition, the Corporation has a consulting agreement with Mr. Liss, Vice Chairman and former President and Chief Executive Officer, requiring an annual payment of $45,000 for the period April 1, 2003 through March 31, 2004.

      The named executives and other executives plus Mr. R. Brandt have deferred their 2003 increases for three months.

Stock Option Plans and Stock Options

      The Corporation has two incentive stock option plans, which provide for the grant of incentive stock options at fair market value (or 110% of fair market value if the optionee owns more than 10% of the Corporation's outstanding voting securities) on date of grant. Options outstanding are exercisable during the period one to ten years (or one to six years if the optionee owns more than 10% of the Corporation's outstanding voting securities) after date of grant and while the holder is in the employ of the Corporation. The following tables set forth information as to the named executive officers with respect to (i) stock options granted in fiscal 2002 and the potential gain that could be realized if the fair market value of the Corporation's Common Stock were to appreciate at a 5% or 10% annual rate over the option term, (ii) the value realized on exercise of stock options, and (iii) fiscal year end option values.


                               Option Grants in Last Fiscal Year

                                                                              Potential Realizable
                                                                                Value at Assumed
                                       Individual Grants                          Annual Rates
                       ----------------------------------------------------      of Stock Price
                                 Options                                        Appreciation for
                                 Granted to     Exercise or                       Option Term
                       Options   Employees in   Base Price ($)   Expiration   ---------------------
Name                   Granted   Fiscal Year    Per Share          Date        5% ($)       10% ($)
----                   -------   -----------    ---------          ----       -------       -------
Michael R. Mulcahy      5,000      18.18          5.40           03/31/2012    16,980       43,031
Thomas Brandt          10,000      36.36          5.40           03/31/2012    33,960       86,062
Matthew Brandt         10,000      36.36          5.40           03/31/2012    33,960       86,062
Thomas F. Mahoney       2,500       9.10          6.10           06/26/2012     9,591       24,305



                     Aggregate Option Exercises in Last Fiscal Year
                          and Fiscal Year End Option Values
                                                                                     Value of
                                                                Number of          Unexercised
                                                               Unexercised         In-the-Money
                                                                Options at          Options at
                                                               Fiscal Year         Fiscal Year
                                Option Exercises                   End              End ($) (1)
                      ------------------------------------    -------------       --------------
                      Shares Acquired                          Exercisable/        Exercisable/
Name                    on Exercise     Value Realized ($)    Unexercisable       Unexercisable
----                  ---------------   ------------------    -------------       -------------
Michael R. Mulcahy         None              --               21,500/ -               - / -
Thomas Brandt              None              --               10,000/ -               - / -
Matthew Brandt             None              --               11,500/ -               - / -
Thomas F. Mahoney          None              --                  900/2,500            - / -
Karl P. Hirschauer         None              --                2,500/ -               - / -
______________


(1) Market value of underlying securities at fiscal year end, minus the exercise price.

                     FIVE-YEAR CORPORATE PERFORMANCE GRAPH

       The following graph compares the Corporation's total stockholder return over the five fiscal years ended December 31, 2002 with the Total Return Index for American Stock Exchange US ("AMEX US") and the Russell 2000 Index ("RUSSELL 2000"). The stockholder return shown on the graph as "TLX" is not intended to be indicative of future performance of the Corporation's Common Stock.

                     COMPARATIVE FIVE YEAR TOTAL RETURNS*
    Trans-Lux Corporation, AMEX US Total Return Index, Russell 2000 Index**

-------------------------------------------------------------------
                 1997     1998     1999     2000     2001     2002
-------------------------------------------------------------------
AMEX US          100.00   107.35   141.64   131.37   122.26   99.88
-------------------------------------------------------------------
RUSSELL 2000     100.00    96.55   115.50   110.64   111.78   87.66
-------------------------------------------------------------------
TLX              100.00    62.26    48.35    24.45    39.56   36.20
-------------------------------------------------------------------
______________

*    Cumulative total return assumes reinvestment of dividends.

** Peer group consists of the RUSSELL 2000. Assumes $100 investment at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in TLX Common Stock, AMEX US and RUSSELL 2000.

                         INDEPENDENT AUDITORS

Appointment of Independent Auditors

      The auditors recommended to be retained by the Board of Directors, Deloitte & Touche LLP, have advised the Corporation that they have no direct financial interest or any material indirect financial interest in the Corporation, nor did they have any connection during the past three years with the Corporation in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Such auditors were first retained in 1987 as auditors for the Corporation's 1987 fiscal year.

      Representatives of such auditors are expected to be at the Meeting of the stockholders and will be permitted to make a statement to stockholders if they desire and to respond to any appropriate questions addressed by stockholders to such representatives. The affirmative vote of a majority of the total votes cast at the Meeting by the holders of Common Stock and Class B Stock combined is required to approve the proposal to recommend the independent auditors.

Audit Fees

      Fees billed for professional audit services rendered by Deloitte & Touche LLP, for the audit of the Corporation's annual financial statements for fiscal 2002, including quarterly reviews, were $165,050. Fees billed for audit-related services were $3,000. Audit-related services are fees billed by Deloitte & Touche LLP for services reasonably related to the performance of the audit or quarterly review of the Corporation's financial statements.

Financial Information Systems Design and Implementation Fees

      Deloitte & Touche LLP did not provide any services for financial information systems design and implementation in 2002.

All Other Fees

      Deloitte & Touche did not provide any other non-audit services during 2002. The Audit Committee of the Board of Directors has considered the absence of services by the auditors for financial information systems design and implementation and absence of all other non-audit services as compatible with maintaining the auditor's independence.

           MEETINGS OF THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES

      During 2002, the Board of Directors had four meetings. All directors attended 75% or more of such meetings and of committees of which they were members. Non-employee directors receive an annual fee of $4,000 and $1,200 for each meeting of the Board attended, while employee directors receive an annual fee of $2,200 and $450 for each meeting of the Board attended. Mr. Liss receives an annual fee of $7,500 as Vice Chairman of the Board.

      The members of the Executive Committee of the Board of Directors are Messrs. R. Brandt, Greenes, M. Brandt, Liss and Modlin. The Executive
Committee is authorized to exercise the powers of the Board of Directors during the intervals between the meetings of the Board and, is from time-to-time, delegated certain authorizations by the Board in matters pertaining to the Corporation. The Executive Committee did not hold any formal meetings in 2002. Members of said Committee receive a fee of $400 for each meeting of the Committee they attend ($700 if on a separate day than a Board Meeting). Mr. Greenes receives an annual fee of $6,000 as Chairman of the Executive Committee and for other consulting services, including his participation in telephonic conferences. Mr. M. Brandt receives an annual fee of $5,000 as Vice Chairman of the Executive Committee.

      The members of the Compensation Committee of the Board of Directors are Messrs. Modlin, Greenes and Jankowski and Ms. Firstenberg. The Compensation Committee reviews compensation and other benefits. The Compensation Committee held two meetings in 2002. Members of said Committee receive a fee of $400 for each meeting of the Committee they attend ($700 if on a separate day than a Board Meeting) and the Chairman, Mr. Modlin, receives an annual fee of $2,500.

      The members of the Audit Committee of the Board of Directors are Ms. Firstenberg and Messrs. Greenes and Jankowski, and Mr. Modlin, ex officio.
The Audit Committee reviews the audit function and material aspects thereof with the Corporation's independent auditors. The Audit Committee held three meetings in 2002. Members of said Committee receive a fee of $400 for each meeting of the Committee they attend ($700 if on a separate day than a Board Meeting) and the Chairperson, Ms. Firstenberg, receives an annual fee of $2,500.

      The Board of Directors has not established a nominating or similar committee.

      The Board of Directors has previously established a Non-Employee Director Stock Option Plan which as amended, covers a maximum of 30,000 shares for grant. Options are for a period of six years from date of grant, are granted at fair market value on date of grant, may be exercised at any time after one year from date of grant while a director and are based on years of service, with a minimum of 500 stock options for each director, an additional 500 stock options based on five or more years of service, another 500 stock options based on ten or more years of service and an additional 1,000 stock options based on twenty or more years of service. Additional stock options are granted upon the expiration or exercise of any such option which is no earlier than four years after date of grant, in an amount equal to such exercised or expired options.

                     COMPLIANCE WITH SECTION 16(a) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

      The Corporation's executive officers and directors are required under
Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership with the Securities and Exchange Commission and American Stock Exchange. Copies of those reports must also be furnished to the Corporation.

      Based solely on a review of the copies of reports furnished to the Corporation and the Corporation's previous monthly reporting compliance program, the Corporation believes that during the preceding year, all filing requirements applicable to executive officers and directors were met.

                  STOCKHOLDER PROPOSALS - 2004 ANNUAL MEETING

      If any stockholder desires to submit a proposal for action at the 2004 annual meeting, such proposal must be received by the Secretary of the Corporation on or before December 2, 2003. Nominations for directors at the 2004 annual meeting by stockholders must be in accordance with Article 4(c) of the Corporation's By-Laws and received on or before January 30, 2004.

                            COST OF SOLICITATION

      The cost of preparing and mailing material in connection with the solicitation of proxies is to be borne by the Corporation. Solicitation will be made by the Corporation's regular employees in the total approximate number of ten. Solicitation will be made by mail, telegram, telephone and in person.

                                By Order of the Board of Directors


                                         Angela D. Toppi
                                       Corporate Secretary



Dated:  Norwalk, Connecticut
        March 31, 2003

                                 TLX LOGO



                                 NOTICE OF
                     ANNUAL MEETING OF STOCKHOLDERS
                           AND PROXY STATEMENT


                               MAY 29, 2003
                          NORWALK, CONNECTICUT

PROXY
                          TRANS-LUX CORPORATION

              ANNUAL MEETING OF STOCKHOLDERS - MAY 29, 2003
               (SOLICITED ON BEHALF OF BOARD OF DIRECTORS)

      KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of TRANS-LUX CORPORATION hereby constitutes and appoints RICHARD BRANDT, MICHAEL R. MULCAHY and HOWARD S. MODLIN, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote for and in the name, place and stead of the undersigned, at the Annual Meeting of the Stockholders of said Corporation, to be held at the office of the Corporation, 110 Richards Avenue, Norwalk, Connecticut, on May 29, 2003, at 3:00 P.M., and at any adjournment thereof, the number of votes the undersigned would be entitled to cast if present for the following matters and, in their discretion, upon such other matters as may properly come before the meeting or any adjournment thereof:

Directors recommend vote FOR Items 1 and 2

Item 1          FOR     NOT FOR        Election of Steven Baruch,
               ___       ___           Thomas Brandt and Howard M. Brenner
               \___\     \___\         to serve as directors for a three-year
                                       term, and until their successors are
                                       elected and shall have qualified.

                                       Authority is withheld with respect to
                                       the following nominee(s).
                                       ________________________________

                                       ________________________________


Item 2          FOR     AGAINST   ABSTAIN       Recommended retention of
                ___      ___       ___          Deloitte & Touche LLP as
                \___\    \___\     \___\        the independent auditors for
                                                the Corporation for the
                                                ensuing year.

                  (Continued and to be signed on other side.)

                           (Continued from other side.)


UNLESS YOU SPECIFY OTHERWISE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTORS AND "FOR" ITEM 2.



      A majority of said attorneys and proxies, or their substitutes at said meeting, or any adjournment thereof, may exercise all of the powers hereby given. Any proxy to vote any of the shares with respect to which the undersigned is or would be entitled to vote, heretofore given to any person or persons other than the persons named above, is hereby revoked.

      IN WITNESS WHEREOF, the undersigned has signed and sealed this proxy and hereby acknowledges receipt of a copy of the notice of said meeting and proxy statement in reference thereto, both dated March 31, 2003.


                                        Dated:________________, 2003


                                        ______________________ (L.S.)
                                        Stockholder(s) Signature


                                        ______________________(L.S.)


                                        NOTE:  This proxy properly filled in,
                                        dated and signed, should be returned
                                        immediately in the enclosed postpaid
                                        envelope to TRANS-LUX CORPORATION, 110
                                        Richards Avenue, Norwalk, Connecticut
                                        06856-5090.  If the signer is a
                                        corporation, sign in full the corporate
                                        name by a duly authorized officer.  If
                                        signing as attorney, executor,
                                        administrator, trustee or guardian,
                                        please give your full title as such.